                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              Diodes Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               DIODES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 6, 1997


                  NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING ("THE MEETING") OF THE STOCKHOLDERS ("STOCKHOLDERS") OF DIODES INCORPORATED (THE "COMPANY") WILL BE HELD AT THE RADISSON HOTEL, 30100 AGOURA ROAD, AGOURA HILLS, CALIFORNIA 91301, ON FRIDAY, JUNE 6, 1997 AT THE HOUR OF 10:00 A.M. FOR THE FOLLOWING
PURPOSES:

TO RECEIVE AND CONSIDER:

                  The report of the Board of Directors on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 1996, together with the report of Moss Adams LLP, the Company's independent accountants for such period, on those audited financial statements.

TO ACT ON:

                  1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Leonard M. Silverman, and Raymond Soong.

                  2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ending December 31, 1997.

                  3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

                  ONLY PERSONS WHO ARE STOCKHOLDERS OF RECORD (THE "STOCKHOLDERS") AT THE CLOSE OF BUSINESS ON APRIL 30, 1997 ARE ENTITLED TO NOTICE OF AND TO VOTE IN PERSON OR BY PROXY AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                  The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

                  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials will be first mailed to Stockholders on or about May 9, 1997.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.


                   Dated at Westlake Village, California, this second day of May, 1997,


                                             By Order of the Board of Directors,


                                             /s/ Joseph Liu
                                             Joseph Liu,
                                             Secretary

                               DIODES INCORPORATED
                                 PROXY STATEMENT


                                TABLE OF CONTENTS




                                                                                                                         Page
                                                                                                                         ----
GENERAL INFORMATION FOR STOCKHOLDERS ...............................................................................       1

MATTERS TO BE CONSIDERED AT ANNUAL MEETING .........................................................................       1
         Costs of Solicitations of Proxies .........................................................................       1
         Outstanding Securities and Voting Rights; Revocability of Proxies .........................................       1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .....................................................       3

PROPOSAL ONE - ELECTION OF DIRECTORS ...............................................................................       4
         Directors and Executive Officers ..........................................................................       4
         Committees of the Board of Directors ......................................................................       7
         Compensation of Directors .................................................................................       8

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 ...............................................       8

EXECUTIVE COMPENSATION AND RELATED INFORMATION .....................................................................       9
         Summary of Cash and Certain Other Compensation ............................................................       9
         Stock Options .............................................................................................      11
         Option Exercises and Holdings .............................................................................      11
         Employment Contracts and Termination of Employment and Change in Control Arrangements .....................      12
         Report of the Compensation Committee of the Board of Directors to Stockholders ............................      12
         Compensation Committee Interlocks and Insider Participation ...............................................      13
         Performance Graph .........................................................................................      14
         Certain Relationships and Related Transactions ............................................................      15

PROPOSALS OF STOCKHOLDERS ..........................................................................................      16

ANNUAL REPORT AND FORM 10-K ........................................................................................      16

OTHER MATTERS ......................................................................................................      16

                               DIODES INCORPORATED
                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 446-4800

                                 PROXY STATEMENT

                          ANNUAL MEETING: JUNE 6, 1997

                      GENERAL INFORMATION FOR STOCKHOLDERS

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("the Board of Directors") of Diodes Incorporated (the "Company") for use at the annual meeting ("the Meeting") of the stockholders of the Company to be held on Friday, June 6, 1997, at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, at 10:00 a.m. and at any adjournment thereof. Joseph Liu and Carl Wertz, the designated proxyholders ("the Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on April 30, 1997 ("Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures will be first mailed to Stockholders on or about May 9, 1997.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                  The matters to be considered and voted upon at the Meeting will be:

                  1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Leonard M. Silverman, and Raymond Soong.

                  2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ending December 31, 1997.

                  3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.


COST OF SOLICITATION OF PROXIES

                  This Proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. This solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the solicitation of proxies is $9,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

                  The authorized capital of the Company consists of 9,000,000 shares of common stock ("Common Stock"), $0.66-2/3 par value, of which 4,958,679 shares were issued and outstanding on the Record Date with an additional 717,115 shares held as Treasury Stock. In addition, 1,000,000 shares of Class A Preferred Stock, $1.00 par value ("Class A Preferred Stock"), are authorized, of which no shares were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the "Stock". A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

                  Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in is or her name on the books of the Company as of the Record Date on any matter submitted to the stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Shareholder; or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Discretionary authority to cumulate is hereby solicited by the Board of Directors and the return of the Proxy shall grant such authority.

                  Of the shares of Common Stock outstanding on the Record Date, 1,995,093 (or approximately 40.2%) (the "Shares") were held in name by Lite-On Power Semiconductor Corporation ("LPSC"), a wholly-owned subsidiary of Silitek Corporation ("Silitek"). Silitek has disclaimed beneficial ownership of the Shares. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship among Silitek, LPSC and the Company. LPSC has informed the Company that it will vote "FOR" the election of the nominees to the Board of Directors identified herein and "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent auditors.

                  Each proposal described herein, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, broker non-votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

                  A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed or cabled Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

                  Brokers and nominees holding Common Stock in "street name" which are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. In the event any such broker or nominee has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker or nominee may give or authorize the giving of a Proxy to vote such Common Stock on the matters to be considered at the Meeting; provided, however, that the broker or nominee may not give or authorize the giving of a Proxy for any matter if it has notice of any contest with respect to any matter, and, provided further, that the broker or nominee may not vote the Common Stock "FOR" any matter which substantially affects the rights or privileges of the Common Stock without specific instructions from the beneficial owner. If you hold Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Director's nominees and "FOR" the other proposals described herein.

                  Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the other proposals described herein.

                  The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee or nominees to the Board of Directors' nominees identified herein where death, illness or other circumstances arise which prevent any such nominee or nominees for directors from serving in such positions and to vote such proxy for such substitute nominee or nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group:

                                                    AMOUNT AND
           NAME AND ADDRESS                         NATURE OF
            OF BENEFICIAL                           BENEFICIAL
               OWNER(1)                             OWNERSHIP(2)      PERCENT OF CLASS(3)
     -----------------------------                  ------------      -------------------
SILITEK CORPORATION                                 1,995,093(4)           40.2%
RAYMOND SOONG,                                        100,000(5)            2.0%
Chairman of the Board
David Lin,                                             47,000(6)             *
President, Chief
Executive Officer,
Director
MICHAEL R. GIORDANO,                                   31,000(7)             *
Director
M.K. LU,                                               20,000(8)             *
Director
SHING MAO,                                             80,000(9)            1.6%
Director
MICHAEL A. ROSENBERG,                                  25,000(10)            *
Director
LEONARD M. SILVERMAN,                                  20,000(11)            *
Director
PEDRO MORILLAS,                                        16,667(12)            *
Executive Vice President
JOSEPH LIU,                                            70,000(13)           1.4%
Vice President -
Operations, Chief Financial
Officer and Secretary
All directors and executive                           409,667(14)           8.3%
officers as a group (nine
persons)

*  Less than 1%.

(1) The address of Silitek is 10 FL. NO. 25, Sec. 1, Tung Hua S. Rd., Taipei, Taiwan, Republic of China. The address of the directors and executive officers of the Company is 3050 East Hillcrest Drive, Westlake Village, California 91362.

(2) The named shareholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(3) Shares which the person (or group) has the right to acquire within 60 days after April 30, 1997 are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. Percent of class total does not take into account 717,115 shares held as treasury stock.

(4) Represents 1,995,093 shares of Common Stock to which Silitek disclaims beneficial ownership. LPSC, which holds 1,995,093 shares of Common Stock, as the record holder, is a controlled subsidiary of Silitek. The address of LPSC is 28-1 Wu Shin St., Ta Wu Lung Industrial Zone, Keelung, Taiwan, Republic of China.

(5) Represents 100,000 shares of Common Stock which Mr. Soong has the right to acquire within 60 days of April 30, 1997, by the exercise of vested stock options.

(6) Represents 47,000 shares of Common Stock which Mr. Lin has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(7) Includes 1,000 shares of Common Stock held in the name of PaineWebber Trust for the IRA of Mr. Giordano and 30,000 shares of Common Stock which Mr. Giordano has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(8) Represents 20,000 shares of Common Stock which Mr. Lu has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(9) Represents 80,000 shares of Common Stock which Dr. Mao has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(10) Represents 25,000 shares of Common Stock which Mr. Rosenberg has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(11) Represents 20,000 shares of Common Stock which Dr. Silverman has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(12) Represents 16,667 shares of Common Stock which Mr. Morillas has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(13) Includes 60,000 shares of Common Stock which Mr. Liu has the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.

(14) Includes 398,667 shares which the directors and officers have the right to acquire within 60 days of April 30, 1997 by the exercise of vested stock options.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

                  The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than five nor more than seventeen. The number of directors is currently set at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

                  The persons named below, all of whom currently are members of the Board of Directors of the Company, have been nominated for election to the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

                  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

                  The following table sets forth certain biographical information of the nominees for director and the executive officers of the
Company:

                                                                                               DIRECTOR
OFFICERS AND DIRECTORS                      AGE           POSITION WITH THE COMPANY            SINCE (1)
---------------------------------------------------------------------------------------------------------
Raymond Soong (2) .....................      55      Chairman of the Board                       1993
David Lin (3) .........................      50      President and Chief Executive Officer;      1991
                                                     Director
Michael R. Giordano (4) ...............      50      Director                                    1990
M.K. Lu (5) ...........................      48      Director                                    1995
Shing Mao (6) .........................      61      Director                                    1990
Michael A. Rosenberg (7) ..............      68      Director                                    1989
Leonard M. Silverman (8) ..............      57      Director                                    1995
Pedro Morillas (9) ....................      51      Executive Vice President                    N/A
Joseph Liu (10) .......................      55      Vice President-Operations, Chief            N/A
                                                     Financial Officer and Secretary

(1)      Directors are elected at each annual meeting of Stockholders.

(2) Mr. Soong has been the Chairman of the Board of Silitek since 1990 and has been Chairman of the Board of LPSC since 1992. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Since 1995, Mr. Soong has also been a director of FabTech, Inc. ("FabTech"), with whom the Company entered into an agreement in February 1996, whereby the Company gains a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. FabTech is a newly-created, wholly-owned subsidiary of LPSC. See "Certain Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Mr. Soong, together with several of his coworkers, found Taiwan Liton Electronic Co. Ltd., a Taiwan corporation ("Taiwan Liton"), in 1975. Taiwan Liton, which manufactures electronic components and subsystems, is an affiliate of Silitek through common control, and its stock is listed on the Taipei Stock Exchange. Mr. Soong is also Chairman of the Board of Taiwan Liton, and the newly formed joint venture with Shanghai Kai Hong Electronics Co., Ltd. ("Kai Hong"). See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.


                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(3) Since 1991, Mr. Lin has served as a director of the Company. Mr. Lin has served as President and Chief Executive Officer of the Company since March 1993. Mr. Lin is also President of Silitek and had served as Executive Vice President of Silitek since 1990, prior to becoming President. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Mr. Lin was previously President of Texas Instruments Asia, Limited, in Taiwan from 1982 to 1990. Mr. Lin has been a director of LPSC since 1991 and a director of Maxi Switch, Inc., since 1990. Mr. Lin is also a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(4) Mr. Giordano joined the investment banking firm of PaineWebber Incorporated as a Senior Vice President-Investments, when PaineWebber acquired his previous firm, Kidder Peabody and Company, Inc. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano was with Kidder Peabody since 1979. Formerly a captain and pilot in the USAF, Mr. Giordano received his Bachelors of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post graduate work in International Investments at Babson College. Mr. Giordano is a member of the Company's Audit Committee and Compensation and Options Committee, and is also the pension consultant for the Company's 401(k) plan. See "Certain Relationships and Related Transactions."

(5) Since 1991, Mr. Lu has been President and a director of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Since 1995, Mr. Lu has also been a director of FabTech. See "Certain Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Mr. Lu earned his Bachelor of E.E. at Tatung Institute of Technology and is a graduate of the Institute of Administration at National Chengchi University. Mr. Lu is also a present member of the Chinese Management Association and the Chinese Association for Advancement of Management. Mr. Lu is also a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(6) From 1988 to present, Dr. Mao has been Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California ("Lite-On Milpitas"), a wholly-owned subsidiary of Taiwan Liton. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company, and a director of LPSC, both since 1989. Since 1995, Dr. Mao has also been a director of FabTech. See "Certain Relationships and Related Transactions" for a discussion of the relationship between FabTech, LPSC and the Company. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheom Company for four years, with Texas Instruments for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963.
         Dr. Mao is also a member of the Company's Audit Committee.

(7) From 1992 to present, Mr. Rosenberg serves as an independent consultant to Vishay Company, a major international passive component manufacturer with 50 operating plants located in 11 countries, and a Fortune 500 Company. Until 1991, Mr. Rosenberg was President, Principal Operating Officer and a director of SFE Technologies. SFE Technologies, with principal offices in San Fernando, California, was a manufacturer of electronic components. From 1970 to 1991 Mr. Rosenberg served as Vice President Technology at SFE Technologies. Mr. Rosenberg is a member of the Company's Audit Committee and Compensation and Options Committee.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(8) From 1984 to present, Dr. Leonard Silverman has been the Dean of Engineering at the University of Southern California, and has been employed by USC since 1968. Dr. Silverman is internationally known for his pioneering work in the theory and application of multi-variable control systems and signal processing and has more than 100 publications to his credit. Dr. Silverman has been honored as a Fellow of the IEEE, as a Distinguished Member of the IEEE Control Society, and has received a Centennial Medal of the IEEE. He has also received election to the National Academy of Engineering, one of the highest honors that can be bestowed on an engineer. Dean Silverman also serves on the Board of Directors for Advanced Micro Devices, as well as for the Colachis Foundation, the Lord Foundation, and the M.C. Gill Foundation. Dr. Silverman earned his A.B., B.S., M.S. and Ph.D. degrees in electrical engineering at Columbia University during the period 1961 through 1966.

(9) Mr. Morillas joined the Company in 1993. Prior to becoming Executive Vice President of the Company, Mr. Morillas was associated with National Semiconductor for over 10 years, most recently as Vice President, Asia Marketing, in Hong Kong for four years. Mr. Morillas is also a director of the newly formed Kai Hong joint venture. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong and the Company.

(10) Mr. Liu has served as Vice President, Operations of the Company since 1994 and Chief Financial Officer and Secretary since 1990. Mr. Liu was the Company's Vice President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with Texas Instruments ("TI"), Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil, and TI Mexico) in Dallas and from 1989 to 1990 Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is also a director of the newly formed Kai Hong joint venture and serves as Chief Financial Officer of FabTech. See "Certain Relationships and Related Transactions" for a discussion of the relationship between Kai Hong, FabTech and the Company.


COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors has a standing Audit Committee and a Compensation and Options Committee.

                  The members of the Audit Committee are Dr. Shing Mao, Michael Giordano and Michael A. Rosenberg. The Audit Committee met twice during fiscal year 1996. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

                  The Compensation and Options Committee, presently consisting of Michael A. Rosenberg and Michael R. Giordano, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company including awards under the Company's Incentive Bonus Plan. The Compensation and Options Committee also administers the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan"), the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan"), and the Company's 1984 Non-Qualified Stock Option Plan ("1984 NQO Plan").

STOCK OPTIONS

                  The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

                  The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Compensation and Options Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board of Directors has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option.

                  The 1984 NQO Plan provides for the issuance of up to 300,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1984 NQO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1984 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

                  The Board of Directors met one time during fiscal year 1996. The Compensation and Options Committee and the Audit Committee each met once during fiscal year 1996. All of the persons who were directors of the Company and/or members of committees were present for all of the meetings during fiscal year 1996.


COMPENSATION OF DIRECTORS

                  All directors each receive $750 for each board meeting attended during the year ended December 31, 1996. No additional amounts are paid to directors for committee participation or special assignments. Both employee and non-employee directors are eligible to receive grants of stock options.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  "FOR" THE ELECTION OF THE BOARD OF DIRECTORS'
                                    NOMINEES.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                  Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1996, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 1996.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

                  The following table sets forth certain summary information concerning compensation paid or accrued by the Company with respect to each person who acted in the capacity of an executive officer of the Company (determined as of the end of the last fiscal year) (the "Named Executives") for each of the fiscal years ended December 31, 1996, 1995 and 1994:


                           SUMMARY COMPENSATION TABLE

                                                                     Long Term Compensation
                                                               ----------------------------------
                                      Annual Compensation             Awards             Payouts
                              -------------------------------- ---------------------   ----------
                                                       Other              Securities                All
Name and                                               Annual  Restricted Underlying               Other
Principal                                              Compen-   Stock      Options/      LTIP    Compen-
Position            Year      Salary($)     Bonus($)  sation($) Awards($)   SARs (#)   Payouts($) sation($)
--------            ----      ---------     --------  --------  ---------   --------   ---------- ---------
DAVID LIN           1996        --(1)         --         --        --      100,000(2)      --        --
President and       1995        --(1)         --         --        --         --           --        --
Chief Executive     1994        --(1)         --         --        --         --           --        --
Officer

PEDRO MORILLAS      1996      133,000       60,000      --(3)      --       70,000(4)      --        --
Executive           1995      128,003      146,481      --(3)      --         --           --        --
Vice President      1994      125,169       71,504      --(3)      --         --           --        --

JOSEPH LIU          1996      120,000       30,000      --(5)      --       50,000(6)      --        --
Vice President-     1995      115,564       73,240      --(5)      --         --           --        --
Operations, Chief   1994      115,560       45,300      --(5)      --       40,000(7)      --        --
Financial Officer
and Secretary


(1) Mr. Lin receives no direct compensation from the Company, other than issuance of the Company's stock options. However, Mr. Lin receives cash compensation directly from Silitek for his services as President of Silitek, which, through its subsidiary LPSC, supplies a significant volume of the semiconductors products distributed by the Company. As disclosed elsewhere in this proxy, Silitek is also the beneficial owner of 1,995,093 shares of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company.

(2) Mr. Lin's options were granted pursuant to the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan") at an exercise price of $6.00. The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted shall terminate and be of no force and effect with respect to any shares not previously taken up by optionee upon the expiration of ten years from the date of grant. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Stock Option Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

         shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option.

(3) Mr. Morillas receives the benefit of a Company-owned automobile and a life insurance premium; the aggregate value is less than 10% of his total annual salary and is not included in this total. Effective September 1, 1994, the Company implemented a Deferred Profit Sharing Plan ("401(k) Plan") whereby employees shall be permitted to make elective deferrals in any amount from 2% to 15% of their compensation. The Company contributes an additional and discretionary 50% of the employee's contribution, not to exceed 3% of the employee's compensation. Under the Company's 401(k) Plan, the employee then directs funds into selected investments. Mr. Morillas participates in the 401(k) Plan and the Company's discretionary contribution is 3% of his compensation from September 1, 1994. In addition, Mr. Morillas receives the benefit of the Company's group health insurance plan, which is partially funded by the Company; the value of such benefit is less than 10% of his salary and is not included in this total.

(4) Mr. Morillas' options were issued pursuant to the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan") at an exercise price of $6.00 and are exercisable annually in three equal amounts over a three year vesting period. The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. An vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

(5) Mr. Liu receives the benefit of a Company-owned automobile and a life insurance premium; the aggregate value is less than 10% of his total annual salary and is not included in this total. Mr. Liu participates in the Company's 401(k) Plan and the Company's contribution is 3% of his compensation from September 1, 1994. In addition, Mr. Liu receives the benefit of the Company's group health insurance plan, which is partially funded by the Company, the value of such benefit is less than 10% of his salary and is not included in this total.

(6) Mr. Liu's options granted in 1996 were issued pursuant to the Company's 1993 ISO Plan at an exercise price of $6.00 and are exercisable annually in three equal amounts over a three year vesting period.

(7) Mr. Liu's options granted in 1994 were issued pursuant to the Company's 1993 ISO Plan at an exercise price of $7.875 and became exercisable with respect to 50% of the options on June 17, 1995 and the remaining 50% of the options on June 17, 1996.

         STOCK OPTIONS

                  The following table contains information concerning the grant of stock options during fiscal year ended December 31, 1996 to the Named
Executives:

                      OPTION/SAR GRANTS IN FISCAL YEAR 1996

                                                                       Potential Realizable
                                                                          Value at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                            Appreciation
                          Individual Grants                              for Option Term (1)
---------------------------------------------------------------------   --------------------
                    Number of    Percent
                   Securities   of Total
                   Underlying  Options/SARs
                  Options/SARs  Granted to  Exercise or
                     Granted     Employees  Base Price  Expiration
 Name                  (#)      in FY 1996    ($/Sh)       Date         5% ($)       10% ($)
--------------    ------------ ------------ ----------- ----------      -------      -------
David Lin           100,000        27.8        6.00       08/01/06      377,337      956,245
Pedro Morillas       70,000        19.4        6.00       08/01/06      264,136      669,372
Joseph Liu           50,000        13.9        6.00       08/01/06      188,668      478,123

(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and
         (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1996. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.


         OPTION EXERCISES AND HOLDINGS

                  The following table contains information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held by the Named Executives as of December 31, 1996:

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES

                                                                       Value of Unexercised
                   Shares                Number of Unexercised      "In-the-Money" Options/SAR
                  Acquired     Value  Options/SAR's at 12/31/96(#)        at 12/31/96($)(1)
                 on Exercise Realized ----------------------------  ---------------------------
Name                 (#)       ($)    Exercisable   Unexercisable   Exercisable   Unexercisable
--------------   ----------- -------- -----------   -------------   -----------   -------------
DAVID LIN           --         --       47,000         100,000        252,625        125,000
PEDRO MORILLAS      --         --       16,667          70,000         89,585         87,500
JOSEPH LIU          --         --       60,000          50,000        107,500         62,500

(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Company's Common Stock on December 31, 1996 ($7.25 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

                  Effective March 16, 1993, the Company entered into an employment agreement with Pedro Morillas, the Company's Executive Vice President. Under such employment agreement, Mr. Morillas is entitled to, among other things, (i) receive an annual base salary and performance bonus subject to the determination and evaluation of the Company's Compensation Committee on a yearly basis, (ii) participate in all plans sponsored by the Company for employees in general, (iii) use of a Company car, and (iv) an initial option granted on July 6, 1993 to purchase from the Company up to 50,000 shares of the Company's Common Stock at $1.875 per share (exercisable in three equal installments commencing June 10, 1994 and expiring on the tenth anniversary of the date of grant).


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                  The report of the Compensation and Options Committee of the Board of Directors to Stockholders shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  The Compensation and Options Committee (the "Committee") consists of two directors, Michael A. Rosenberg and Michael R. Giordano, who are not employees or former employees of the Company. The Committee recommends salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, recommends the compensation of executive officers, and recommends the grant of options under the Company's various stock option plans. David Lin, the Company's President and Chief Executive Officer, has final approval of all salary, cash bonus amounts and stock option grants for Pedro Morillas (Executive Vice President) and Joseph Liu (Chief Financial Officer). In May 1996, the Committee set compensation levels for the executive officers of the Company.

                  The Company's general approach to compensating executive officers is to pay cash salaries which are competitive with salaries paid to executives of other companies in the Company's industry, which are of similar size and engaged in a similar line of business, and to employ a subjective assessment of the individual's experience and past and potential contribution to the Company.

                  The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs. Salaries are established by the Committee based on the Committee's subjective assessment of the executive's scope of responsibility, level of experience, individual performance, and contribution to the business.

                  The Company believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's Stockholders. The Company also seeks to establish overall compensation levels that are sufficiently competitive to attract, retain, and motivate highly competent management personnel. Mr. Morillas' base salary is paid in accordance with the terms and conditions of a compensation agreement based upon the aforementioned subjective criteria of the Committee. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." Mr. Liu's base salary is also paid in accordance with subjective criteria set by the Committee.

                  The Company's performance, for purposes of compensation decisions, is measured under the annual bonus plan against goals established prior to the start of the fiscal year by the Committee, and is reviewed and approved by the Committee. The Company's annual bonus plan is based on specific financial performance results. Bonuses, set at a fixed amount and paid as a percentage of the total, are based upon reaching a percentage between 80 and 120% of the goal. Bonus compensation paid to Mr. Morillas is based upon goals set by the Committee for net sales and profit before tax. Mr. Liu's bonus is based on targets set by the Committee for net sales, and profit before tax, as well as, return on assets.

         COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  No cash compensation is paid by the Company to Mr. David Lin, the Company's President and Chief Executive Officer. Because Mr. Lin also serves as President of Silitek Corporation, he is compensated directly from Silitek. Mr. Lin is however, eligible to participate in, and receive stock option grants through, the Company's 1993 Non-Qualified Stock Option Plan. Shares that have been granted to Mr. Lin were based upon the Committee's subjective assessment of the performance of Mr. Lin and the Company.

         STOCK OPTIONS

                  The Committee strongly believes that the interests of senior management must be closely aligned with those of the Company's stockholders. Stock options are granted to officers, other executives and selected employees whose contributions and skills are important to the long-term success of the Company. Stock options granted to executive officers are granted at the fair market value as of the date of grant with a ten year term. If employment is terminated, the term of the grant is 90 days from the termination date. To encourage retention, the ability to exercise options granted under the plans is subject to vesting restrictions. The Committee's policy is to award an initial grant at the date of employment, which vests over three years, and is in recognition of the executive officer's potential contribution to the Company. The three year vesting period may be increased or decreased at the Committee's discretion. After three years, it is at the Committee's discretion to award additional grants based upon future contribution. Decisions made by the Committee regarding the timing and size of other option grants take into consideration Company and individual performance, competitive market practices, and the size and term of option grants made in prior years. The Committee does not consider current option holdings when granting additional options. The Company's Stock Option Plans have been amended and approved by the stockholders so stock options that have been awarded can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.


                                Dated April 3, 1997,
                                Michael R. Giordano
                                Michael A. Rosenberg
                                Compensation Committee of the Board of Directors


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation and Options Committee consists of two directors, Michael A. Rosenberg and Michael R. Giordano.

                  No person who served as a member of the Company's Compensation and Options Committee during the 1996 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries.

                  David Lin, the President, Chief Executive Officer and director of the Company, during fiscal year 1996, was President and a director of Silitek. Silitek's entire Board of Directors participated in compensation decisions for Silitek in the absence of its Compensation Committee during fiscal year 1996.

                  Silitek controls LPSC, its wholly-owned subsidiary. LPSC is the record owner of 40.2% of the Company's issued and outstanding Common Stock, excluding Treasury Stock, and as of April 30, 1997, continues to be the record owner of 40.2% of all of the Company's issued and outstanding securities, excluding Treasury Stock. Thus, since LPSC is a controlled subsidiary of Silitek, Silitek is the beneficial owner of 40.2% of the Company's outstanding voting securities. However, although Silitek could be considered the ultimate beneficial owner of all of the Company's securities held of record by LPSC, Silitek has disclaimed beneficial ownership of the 1,995,093 shares of Common Stock held by LPSC. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company.

Performance Graph

                  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the American Stock Exchange Market Index ("AMEX Market Index") and a Company-constructed electronics manufacturing and distribution peer group for the five fiscal years ending December 31, 1996. The graph is not necessarily indicative of future price performance.

                  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG DIODES INCORPORATED, AMEX MARKET INDEX AND PEER GROUP INDEX (1)

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------------------------------------------
                                         1991          1992        1993          1994          1995          1996
--------------------------------------------------------------------------------------------------------------------
Diodes Incorporated                      $100      $   137.50   $   537.50   $   500.00   $   1,050.00   $   725.00
--------------------------------------------------------------------------------------------------------------------
AMEX Market Index                         100          101.37       120.44       106.39         137.13       144.70
--------------------------------------------------------------------------------------------------------------------
Peer Group Index (weighted average)       100          194.65       285.82       339.98         691.95       585.63
--------------------------------------------------------------------------------------------------------------------

(1) Assumes $100 invested on December 31, 1991 in the Common Stock of Diodes Incorporated, the stock of the companies in the AMEX Market Index, and in the stocks of the peer group companies, and that all dividends received within a quarter, if any, were reinvested in that quarter. The peer group companies consist of Microsemi Corporation, Nu-Horizons Electronics Corporation, Siliconix, Inc., Semtech Corporation, Sterling Electronics Corporation, Unitrode Corporation, Western Microtechnology, Inc., and included this year, Taitron Components, Inc. ("Taitron"). The Company believes Taitron operates in a similar market and sells similar products as the Company. Taitron is a new addition to the peer group because in the past, insufficient stock price history has prohibited it from inclusion in the Company's proxy peer group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  LPSC, a wholly-owned subsidiary of Silitek, is the record owner of 40.2% of the Company's issued and outstanding Common Stock, excluding treasury stock, at December 31, 1996, and as of April 30, 1997, continues to be the record owner of 40.2% of all of the Company's issued and outstanding securities, excluding treasury stock. Thus, since LPSC is a controlled subsidiary of Silitek, Silitek is the beneficial owner of 40.2% of the Company's outstanding voting securities. However, although Silitek could be considered the ultimate beneficial owner of all of the Company's securities held of record by LPSC, Silitek has disclaimed beneficial ownership of the 1,995,093 shares of Common Stock owned by LPSC. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company.

                  During the years ended December 31, 1996 and 1995, approximately 28% and 16%, respectively, of the purchases of products for resale by the Company, amounting to approximately $10,403,000 and $6,512,000, respectively, were from LPSC. These products, which were also available generally from other sources, were purchased in transactions negotiated at prices competitive with prices charged by other vendors of similar products in similar quantities. There are no special or exclusive trading agreements or understandings between the Company and LPSC, except as described below, other than the Company's marketing agreement with LPSC.
 .
                  In February 1996, the Company announced an agreement with FabTech whereby the Company gains a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. The Company has advanced FabTech approximately $2.5 million in working capital to be used in upgrading, reconfiguring, and starting up operations at an existing wafer fabrication facility located in the AT&T building in Lee's Summit, Missouri. FabTech is a newly-created, wholly-owned subsidiary of LPSC.

                  The Company's Taiwan and Kai Hong manufacturing facilities receive wafers from FabTech, among others. Output from the FabTech facility includes wafers, which may be used in the production of such products as Schottky barrier diodes, fast recovery epitaxial diodes (FREDs), and other widely used value-added products. Schottky barrier diodes are employed in the manufacture of the power supplies found in personal computers, telecommunications devices and myriad other applications where high frequency, low forward voltage and fast recovery are required.

                  In March 1996, the Company entered into the Kai Hong joint venture for the development of additional manufacturing capacity in Shanghai. The joint venture allows for the manufacturing and sales of diodes and associated electronic components. The Company has a 70% controlling interest, is responsible for production and management, and currently receives 100% of the production, mainly in SOT-23 packaged components. The Company has an equity contribution of $2.8 million and the minority interest party has an equity contribution of $1.2 million. From March 1996 to December 1996, during the initial set up phase, LPSC provided to the joint venture certain management personnel and services and was reimbursed approximately $240,000. The joint venture agreement allows for additional production expansion in several phases according to market demand. The initial phase of the Kai Hong operation is now in full production, and beginning in the first quarter of 1997, is making a positive contribution to the Company's bottom line.

                  Mr. Raymond Soong, who became Chairman of the Board of Directors of the Company effective March 16, 1993, is also the Chairman of the Board of Silitek, LPSC, Taiwan Liton, and the newly formed Kai Hong joint venture.

                  Mr. David Lin, who has been a director of the Company since 1991 and effective March 16, 1993 became President and Chief Executive Officer of the Company, is also the President and a director of Silitek and his salary is fully paid by Silitek. See "Executive Compensation." Mr. Lin is also a director of the newly formed Kai Hong joint venture.

                  Silitek is affiliated through common ownership and control with Taiwan Liton, and both companies are members of the Lite-On Group of companies in Taiwan. Both Silitek and Taiwan Liton are public corporations in Taiwan with stock registered on the Taipei Stock Exchange. Taiwan Liton owns 100% of the voting shares of Lite-On Milpitas.

                  Dr. Shing Mao, who is a director of the Company, is Chairman of the Board of Lite-On Milpitas, a wholly-owned subsidiary of Taiwan Liton. Dr. Mao is also a director of LPSC, and since 1995, has also been a director of FabTech.

                  Mr. M.K. Lu, who has been a director of the Company since 1995, is also the President and a director of LPSC since 1991. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. Mr. Lu is also a director of the newly formed Kai Hong joint venture.

                  During 1996, Mr. Michael R. Giordano, a member of the Company's Board of Directors and Senior Vice President-Investment Consulting at the investment banking firm of PaineWebber, Inc., has, from time to time, assisted members of the Board of Directors and Executive Officers of the Company in stock option exercises and subsequent stock sales of the Company's Common Stock. Mr. Giordano has also, from time to time, assisted LPSC in stock transactions. Compensation received by Mr. Giordano for services rendered to the Company and LPSC in 1996 was less than $2,000. Mr. Giordano is a member of the Company's Audit Committee and Compensation and Options Committee, and is also the pension consultant for the Company's 401(k) plan.

                  Mr. Pedro Morillas, Executive Vice President of the Company, is also a director of the newly formed Kai Hong joint venture.

                  Mr. Joseph Liu, Vice President, Operations, Chief Financial Officer and Secretary of the Company, is a director of the newly formed Kai Hong joint venture and serves as Chief Financial Officer of FabTech.


                            PROPOSALS OF STOCKHOLDERS

                  Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 1998 annual meeting of stockholders must be submitted by a stockholder prior to January 15, 1998, in a form that complies with applicable regulations.


                           ANNUAL REPORT AND FORM 10-K

                  The Company's Annual Report of the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent auditors for the fiscal years ended December 31, 1996, 1995 and 1994.

                  STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE EXCHANGE ACT, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, BY WRITING TO THE COMPANY;
ATTN: JOSEPH LIU, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362.

                                  OTHER MATTERS

                  Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                  Dated at Westlake Village, California, this second day of May, 1997,

                      By Order of the Board of Directors,

                                               /s/ Joseph Liu
                                               Joseph Liu,
                                               Secretary


REVOCABLE PROXY                                                  REVOCABLE PROXY
                               DIODES INCORPORATED
                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 6, 1997

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder(s) of Diodes Incorporated (the "Company") hereby nominates, constitutes and appoints David Lin and Joseph Liu, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Friday, June 6, 1997 at 10:00 a.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1.  ELECTION OF DIRECTORS

    FOR all Company nominees listed                     WITHHOLD AUTHORITY
    below (except as marked to the                      to vote for all nominees
    contrary below)                                     listed below

         Discretionary Authority to cumulate votes is granted

Nominees: Michael R. Giordano; David Lin; M.K. Lu: Shing Mao; Michael A. Rosenberg; Leonard M. Silverman and Raymond Soong.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below)

                      Please Sign And Date On Reverse Side

REVOCABLE PROXY                                                  REVOCABLE PROXY

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

         The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                     Date: ____________________


                                ------------------------------------------------
                                               (Number of Shares)

                                ------------------------------------------------
                                         (Name of Stockholder, Printed)

                                ------------------------------------------------
                                          (Signature of Stockholder)

                                ------------------------------------------------
                                         (Name of Stockholder, Printed)


                                ------------------------------------------------
                                            (Signature of Stockholder)

                                (Please date this Proxy and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

                                I (We) do       do not      expect to attend the
Meeting.

         This Proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominees. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.